EXHIBIT 99.1


      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report on Form 10-K of Poore Brothers, Inc. (the "Company") for the fiscal year ended December 28, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of Eric J. Kufel (the Company's President and Chief Executive Officer) and Thomas
W. Freeze (the Company's Senior Vice President, Chief Financial Officer, Secretary and Treasurer) hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

     (i) The Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

     (ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                       By: /s/ Eric J. Kufel
                                           -------------------------------------
Dated: March 28, 2003                      Eric J. Kufel
                                           President and Chief Executive Officer


                                       By: /s/ Thomas W. Freeze
                                           -------------------------------------
Dated: March 28, 2003                      Thomas W. Freeze
                                           Senior Vice President, Chief
                                           Financial Officer, Treasurer and
                                           Secretary